Exhibit 10.1

UAL CORPORATION
2006 DIRECTOR EQUITY INCENTIVE PLAN
AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”) to the UAL Corporation 2006 Director Equity Incentive Plan, dated February 1, 2006 (the “DEIP”), as amended September 26, 2008, sponsored by UAL Corporation, a Delaware corporation (“UAL”), is made as of this 11th date of June, 2009.

WHEREAS, UAL desires to amend the DEIP to permit the grant of Share Units (as defined in the DEIP) as Periodic Awards (as defined in the DEIP) and to permit Share Units to be settled in cash; and

WHEREAS, pursuant to Section 15 of the DEIP, the DEIP may be amended by a writing approved by the Board of Directors of UAL (the “Board”);

NOW THEREFORE, subject to approval of the Board, UAL hereby amends the DEIP as follows (capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the DEIP):

1.             Amendment and Restatement of Section 2(dd).  Section 2(dd) of the DEIP is hereby amended and restated in its entirety to read as follows:

“(dd)     Share Account.  “Share Account” means an Account to which credits are made pursuant to Sections 5(c) or 6(a), or deferred amounts are credited pursuant to Section 6(b) and/or 6(c) and earnings are credited pursuant to Section 6(d)(ii) in Share Units.”

2.             Amendment and Restatement of Section 2(ff).  Section 2(ff) of the DEIP is hereby amended and restated in its entirety to read as follows:

“(ff)       Share Units.  “Share Units means a unit credited to a Participant’s Share Account at the discretion of the Board pursuant to Section 5(c) or Section 6 that represents the economic equivalent of one Share.  A Participant will not have any rights as a stockholder with respect to Share Units until the Participant is distributed Shares (if any) pursuant to Section 7.

3.             Amendment and Restatement of Section 5(c).   Section 5(c) of the DEIP is hereby amended and restated in its entirety to read as follows:

“(c)        Periodic Awards.  At the discretion of the Board, a Qualified Director may be granted from time to time one or more equity-based awards, which may include (i) Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Share Units, (v) Shares and/or (vi) other equity-based or equity-related awards.  The terms of Options, Restricted Stock and Stock Appreciation Rights are set forth in Sections 8, 9 and 10, respectively.”

4.             Amendment and Restatement of Section 7(a)(iii).  Section 7(a)(iii) of the DEIP is hereby amended and restated in its entirety to read as follows:

“(iii)       Medium of Distribution.  Any distribution from a Participant’s Cash Account will be made in cash.  Subject to Section 14 and except as otherwise set forth in this Section 7(a)(iii), any distribution from a Participant’s Share Account will be made in whole Shares only, rounded up to the next whole Share.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Board shall be permitted to provide that Share Units will be settled in cash.  Accordingly, to the extent that the terms of any award of Share Units credited to a Participant’s Share Account requires that such Share Units be settled in cash instead of in Shares, then any distribution from such Participant’s Share Account with respect to such Share Units shall be made in cash in an amount equal to the Market Price of a Share on the date of distribution multiplied by the number of Share Units (including any fraction thereof), provided that the Board may specify in the terms of the award that another amount in cash will be distributed in respect of such Share Units. To the extent that the Board specifies that Share Units will be settled in cash, the medium of distribution set forth in the immediately preceding sentence shall override any provision of this Plan to the contrary requiring the distribution of such Share Units to be made in Shares.  Share Units settled in cash will not reduce the number of Shares available under the DEIP as set forth in Section 3(a).

IN WITNESS WHEREOF, UAL has executed this Amendment as of the date first above written.

UAL CORPORATION

by:	/s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President, General Counsel and Secretary